SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2007
Date of Report (Date of earliest event reported)

PUDA COAL, INC.
(Exact name of registrant as specified in its charter)

Florida	333-85306	65-1129912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province
The People’s Republic of China,	030006
(Address of principal executive offices)	(Zip Code)

011-86-351-2281300
registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)(1) On January 8, 2007, the registrant determined to further amend its quarterly reports on Forms 10-QSB for the quarterly periods ended June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006 and its annual report on Form 10-KSB for the fiscal year ended December 31, 2005, as amended and restated, because its previously issued financial statements for the fiscal periods covered by these reports should no longer be relied upon.  No prior period financial statements will be restated because the quarterly period ended June 30, 2005 is the first reporting period impacted by the restatements. Ming Zhao, Chief Executive Officer, Xia Jin, Chief Financial Officer and Wenwei Tian, Chief Operating Officer of the registrant made such determination.

(a)(2) In connection with the review of Amendment No. 4 to the registrant’s Registration Statement on Form SB-2, the Securities and Exchange Commission (the “SEC”) asked the registrant to explain the basis for its accounting treatment of an option to purchase Shanxi Puda Coal Group Co., Ltd. (formerly Shanxi Puda Resources Co., Ltd.) (“Shanxi Coal”) under an Exclusive Option Agreement dated June 24, 2005 among Taiyuan Putai Business Consulting Co. Ltd., Shanxi Coal, and the two shareholders of Shanxi Coal, Ming Zhao and Yao Zhao, who are also the two principal shareholders of the registrant (the “Option”). The registrant determined that the accounting treatment for the Option as reflected in its financial statements for the above mentioned periods, as amended and restated, should be revised. As a result of its analysis of EITF Topic D-98, the registrant determined that due to the cross-ownership of the registrant and Shanxi Coal the exercise of the Option can be deemed outside of the control of the registrant and, consequently, the accounting for the Option price, approximately $2,717,000 (RMB22,500,000, the amount of registered capital of Shanxi Coal), which was originally recorded as paid-in capital under stockholders' equity, should be reclassified as temporary equity of the registrant under a caption “Option to buy-out Shanxi Coal.” The restatement has the effect of decreasing shareholders' equity by $2,717,000 and increasing “Option to buy-out Shanxi Coal” by the same amount for each period referenced above.

(a)(3) Moore Stephens ("MS"), the registrant's independent accountant, discussed with the registrant's officers the above-referenced matters.

(b)(1) On January 8, 2007, MS advised the registrant that the financial statements in its quarterly reports on Forms 10-QSB for the quarterly periods ended June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006 and its annual report on Form 10-KSB for the fiscal year ended December 31, 2005, as amended and restated, needed to be further amended.

(b)(2) Specifically, MS advised that the accounting for the Option price should be reclassified from permanent to temporary equity under the caption of “Option to buy-out Shanxi Coal”;

(b)(3) MS has discussed with the registrant's officers the above-referenced matters.

The registrant will file amendments to quarterly reports on Forms 10-QSB/A and an amendment to annual report on Form 10-KSB/A including the revised financial statements for the above-referenced periods as soon as practical.

The registrant is providing MS with a copy of this current report on Form 8-K simultaneously with the filing hereof, and is requesting that MS state whether or not it agrees with the statements made by the registrant in response to this Item 4.02, and if not, stating the respects in which it does not agree.  The registrant will amend this Form 8-K no later than two business days after its receipt of a response to the registrant’s request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUDA COAL, INC.
Date: January 11, 2007
/s/ Ming Zhao
Name: Ming Zhao
Title: Chief Executive Officer